                          REGISTRATION RIGHTS AGREEMENT


      REGISTRATION RIGHTS AGREEMENT (this "Agreement") dated as of November __, 1996 by and among Checkers Drive-In Restaurants, Inc., a Delaware corporation (the "Company"), and each of the several Holders (as hereinafter defined) executing a signature page hereto.

      This Agreement is made pursuant to that certain Amended and Restated Credit Agreement dated as of the date hereof, as subsequently amended or modified from time to time, by and among the Company and the Holders (the "Amended and Restated Credit Agreement"). In order to induce the Holders to enter into the Amended and Restated Credit Agreement, the Company has agreed to provide the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing of the transactions contemplated by the Amended and Restated Credit Agreement.

      In consideration of the foregoing, the parties hereby agree as follows:

            DEFINITIONS.

      As used in this Agreement, the following terms shall have the following meanings:

      "Advice" shall have the meaning set forth in Section 5.

      "Affiliate" means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such specified Person.

      "Amended and Restated Credit Agreement" shall have the meaning set forth in the preamble.


      "Business Day" means any day other than a day on which banks are authorized or required to be closed in the State of New York.

      "Commission" means the Securities and Exchange Commission.

      "Common Stock" means the common stock, par value $.001 per share, of the Company.

      "Company" shall have the meaning set forth in the preamble and shall include the Company's successors by merger, acquisition, reorganization or otherwise.

      "Controlling Persons" shall have the meaning set forth in Section 7(a).

      "Demand Registration Effective Date" means the date 60 days after the earlier of (i) the applicable Demand Registration Filing Date or (ii) the date on which the applicable Demand Registration Statement is filed with the Commission.

      "Demand Registration Effective Period" shall have the meaning set forth in
Section 3(a).

      "Demand Registration Filing Date" shall have the meaning set forth in
Section 3(a).
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      "Demand Registration Statement" shall have the meaning set forth in
Section 3(a).

      "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute, and the rules and regulations of the Commission promulgated thereunder.

      "Holder" means (i) each Person (other than the Company) who is a signatory to this Agreement and (ii) each Person (other than the Company and its Affiliates) to whom a Holder transfers Shares if such Person acquires such Shares as Registrable Shares.

      "Holders' Counsel" means Stradling, Yocca, Carlson & Rauth, special counsel to the Holders, or any successor counsel selected by the holders of a majority in interest of the Registrable Shares.

      "Inspectors" shall have the meaning set forth in Section 5(m).

      "NASD" shall have the meaning set forth in Section 5(q).

      "NASDAQ" shall have the meaning set forth in Section 5(o).

      "Objection Notice" shall have the meaning set forth in Section 5(a).

      "Objecting Party" shall have the meaning set forth in Section 5(a).

      "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or other agency or political subdivision thereof.

      "Piggy-Back Registration" shall have the meaning set forth in Section
4(a).

      "Prospectus" means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Shares covered by such Registration Statement, and all other amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

      "Records" shall have the meaning set forth in Section 5(m).

      "Registrable Shares" means the Shares; provided, however, that any Shares shall cease to be Registrable Shares when (i) a Registration Statement covering such Registrable Shares has been declared effective and such Registrable Shares have been disposed of pursuant to such effective Registration Statement or (ii) such Registrable Shares are transferred to any Person other than a Holder pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the Securities Act, including a sale pursuant to the provisions of Rule 144(k).

      "Registration Expenses" shall have the meaning set forth in Section 6.
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      "Registration Statement" means any registration statement of the Company that covers any of the Registrable Shares pursuant to the provisions of this Agreement (including any Shelf Registration Statement), and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

      "Shares" means shares of Common Stock which may be issued to any Holder upon exercise of any or all of the Warrants held by such Holder.

      "Securities Act" means the Securities Act of 1933, as amended from time to time, or any successor statute, and the rules and regulations of the Commission promulgated thereunder.

      "Shelf Registration Statement" shall have the meaning set forth in Section 2(a).

      "Suspension Notice" has the meaning set forth in Section 5.

      "Suspension Period" has the meaning set forth in Section 5.

      "Target Effective Date" means the date 60 days after the earlier of (i) the Target Filing Date or (ii) the date on which the Shelf Registration Statement is filed with the Commission.

      "Target Effective Period" shall have the meaning set forth in Section
2(a).

      "Target Filing Date" means the date 180 days after the date of this Agreement

      "Warrants" means the Warrants to Purchase Shares of Common Stock of the Company dated as of the date hereof, together with all amendments, consolidations, modifications, renewals, and supplements thereto and replacements and substitutions thereof.

            SHELF REGISTRATION.

                  Filing; Effectiveness. As soon as practicable but not later than the Target Filing Date, the Company shall prepare and file with the Commission a "shelf" registration statement (the "Shelf Registration Statement") on the appropriate form for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or such successor rule or similar provision then in effect) covering all of the Registrable Shares. The Company shall use its best efforts to have the Shelf Registration Statement declared effective on or before the Target Effective Date and to keep such Shelf Registration Statement continuously effective for the period (the "Target Effective Period") beginning on the Target Effective Date or the date on which such Shelf Registration Statement is declared effective, if later, and ending on the later of the date on which the Holders no longer hold any Registrable Shares or November 22, 2002. The Holders of Registrable Shares shall be permitted to withdraw all or any part of the Registrable Shares from a Shelf Registration Statement at any time prior to the effective date of such Shelf Registration Statement.

                  Supplements; Amendments. The Company agrees, if necessary, to supplement or amend the Shelf Registration Statement, as required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration
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Statement or by the Securities Act or as requested (which request shall result in the filing of a supplement or amendment) by any Holder of Registrable Shares to which such Shelf Registration Statement relates, and the Company agrees to furnish to the Holders, Holders' Counsel and any managing underwriter copies of any such supplement or amendment prior to its being used and/or filed with the Commission.

                  Liquidated Damages. If the Shelf Registration Statement is not filed on or before the Target Filing Date, the Company shall pay liquidated damages to each Holder in an amount equal to $.10 per 1,000 shares per week of such Holder's issued and outstanding Registrable Securities beginning on the Target Filing Date. If the Shelf Registration Statement is filed but has not become effective on or before the Target Effective Date, the Company shall pay liquidated damages to each Holder in an amount equal to $.10 per 1,000 shares of such Holder's issued and outstanding Registrable Securities per week beginning on the Target Effective Date. The weekly liquidated damages associated with a late filing or a late declaration of effectiveness shall increase by an amount equal to $.10 per 1,000 shares of the issued and outstanding Registrable Securities 90 days after the Target Filing Date or the Target Effective Date, as the case may be. Thereafter, the weekly liquidated damages associated with a late filing or a late declaration of effectiveness shall further increase by an amount equal to $.10 per 1,000 shares of the issued and outstanding Registrable Securities at the close of each subsequent 90-day period during which the Shelf Registration Statement has not been filed or declared effective, as the case may be. If a stop order is imposed or if for any other reason the effectiveness of the Shelf Registration Statement is suspended during the Target Effective Period, then the Company shall pay liquidated damages to each Holder of issued and outstanding Registrable Securities in an amount equal to $.10 per 1,000 shares of such Holder's issued and outstanding Registrable Securities per week beginning on the date of such stop order or other suspension of effectiveness. The weekly liquidated damages associated with a suspension of the effectiveness of the Shelf Registration Statement shall increase by an amount equal to $.10 per 1,000 shares of the issued and outstanding Registrable Securities 90 days after the stop order was imposed or the effectiveness of the Shelf Registration Statement was otherwise suspended. Thereafter, the weekly liquidated damages associated with a suspension of effectiveness of the Shelf Registration Statement shall further increase by an amount equal to $.10 per 1,000 shares of the issued and outstanding Registrable Securities at the close of each subsequent 90-day period during which such stop order remains in effect or the effectiveness of such Shelf Registration Statement remains suspended. For purposes of the three preceding sentences, Holders will not be entitled to receive liquidated damages under this Agreement during a Suspension Period (as hereinafter defined) except to the extent permitted by Section 5 of this Agreement. The Registrable Securities with respect to which liquidated damages shall accrue and be payable in accordance with this Section 2(c) shall be those Registrable Securities held by the Holders which are included or proposed to be included in the Shelf Registration Statement. Liquidated damages shall be deemed to commence accruing on the day on which the event triggering such liquidated damages occurs.

      The liquidated damages to be paid to Holders pursuant to this Section 2(c) shall cease to accrue (i) with respect to the liquidated damages for failure to file on or prior to the Target Filing Date, on the day after the Shelf Registration Statement is filed, (ii) with respect to the liquidated damages for failure to have the Shelf Registration Statement declared effective on or prior to the Target Effective Date, on the day after the Shelf Registration Statement is declared effective, or (iii) with respect to the liquidated damages for the suspension of effectiveness, on the day after the reinstatement of effectiveness of the Shelf Registration Statement.

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      Notwithstanding the foregoing, if the sole reason why (i) the Company has not filed the Shelf Registration Statement on or before the Target Filing Date and/or (ii) the Shelf Registration Statement has not become effective on or before the Target Effective Date, is because the Holders did not provide the Company with information which is required to be disclosed in the Shelf Registration Statement and which the Company requested the Holder to so provide in writing at least 15 days prior to the Target Filing Date and/or Target Effective Date, as the case may be, the Company's obligation to pay liquidated damages with respect thereto will not begin to accrue until twenty business days after such information has been provided.

      The Company shall pay the liquidated damages due with respect to any Registrable Securities at the end of each month during which such damages accrue. Liquidated damages shall be paid to the Holders of Registrable Securities entitled to receive such liquidated damages by wire transfer in immediately available funds to the accounts designated by such Holders.

      The parties hereto agree that the liquidated damages provided for in this
Section 2(c) constitute a reasonable estimate of the damages that will be suffered by Holders of Registrable Securities by reason of the failure of the Shelf Registration Statement to be filed, to be declared effective and/or to remain effective, as the case may be, in accordance with this Agreement. The right of the Holders to be paid the liquidated damages provided for in this
Section 2(c) shall be the sole remedy of the Holders with respect to (i) the filing of the Shelf Registration Statement after the Target Filing Date, (ii) the Shelf Registration Statement becoming effective after the Target Effective Date, (iii) the imposition of a stop order or other event suspending the effectiveness of the Shelf Registration Statement during the Target Effective Period, (iv) a Suspension Period exceeding 90 days and (v) the giving of more than one Suspension Notice during any twelve consecutive months, and none of the foregoing shall be deemed a default under any Loan Document as such term is defined in the Amended and Restated Credit Agreement.

                  Effective Registration. A registration will not be deemed to have been effected as a Shelf Registration Statement unless the Shelf Registration Statement with respect thereto has been declared effective by the Commission and the Company has complied in all material respects with its obligations under this Agreement with respect thereto; provided, however, that if after it has been declared effective, the offering of Registrable Shares pursuant to a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the Commission or any other governmental agency or court, such Shelf Registration Statement will be deemed not to have become effective during the period of such interference (and liquidated damages shall accrue and be payable under Section 2(c) from and after the issuance of any stop order, injunction, or other order or requirement of the Commission or any other governmental agency or court) until the offering of Registrable Shares pursuant to such Shelf Registration Statement may legally resume. If a registration requested pursuant to this Section 2 is deemed not to have been effected, then the Company shall continue to be obligated to effect a registration pursuant to this Section 2.

                  Selection of Underwriter. If the Holders so elect, the offering of Registrable Shares pursuant to a Shelf Registration Statement shall be in the form of an underwritten offering. If they so elect, the Holders participating in such Shelf Registration Statement shall select one or more nationally recognized firms of investment bankers reasonably acceptable to the Company to act as the book-running managing underwriter or underwriters in connection with such offering and shall select any additional investment bankers and managers reasonably acceptable to the Company to be
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used in connection with the offering.

            DEMAND REGISTRATION

                  Request for Registration. From time to time after a date on which the Shelf Registration Statement ceases to be effective, any Holder of the issued and outstanding Registrable Securities may make a written request that the Company file a registration statement under the Securities Act with the Commission to register such number of shares of Registrable Shares as each such Holder may request (which request shall specify the number of Registrable Shares intended to be disposed of by such Holder and the intended method of distribution thereof) (a "Demand Registration Statement"). Within 10 days after receipt of such request, the Company shall give written notice of such registration request to all other Holders and thereupon the shall effect the filing of such Demand Registration Statement and shall include in such Demand Registration Statement all Registrable Securities with respect to which the Company has received written requests for inclusion therein (which request shall specify the number of Registrable Shares intended to be disposed of by such Holder and the intended method of distribution thereof) within 15 business days after the receipt by the applicable Holders of the notice from the Company of a request for Demand Registration Statement. The Company shall use its best efforts to have the Shelf Registration Statement declared effective on or before the date which is 60 days after receipt by the company of the applicable request for the filing of a Demand Registration Statement (a "Demand Registration Filing Date") and to keep such Demand Registration Statement continuously effective for a period (the "Demand Registration Effective Period") of at least 6 months following the Demand Registration Effective Date or the date on which such Demand Registration Statement is declared effective, if later.

                  Liquidated Damages. If the Demand Registration Statement is not filed on or before the applicable Demand Registration Filing Date, the Company shall pay liquidated damages to each Holder in an amount equal to $.10 per 1,000 shares per week of such Holder's issued and outstanding Registrable Securities beginning on the applicable Demand Registration Filing Date. If the Demand Registration Statement is filed but has not become effective on or before the applicable Demand Registration Effective Date, the Company shall pay liquidated damages to each Holder in an amount equal to $.10 per 1,000 shares of such Holder's issued and outstanding Registrable Securities per week beginning on the applicable Demand Registration Effective Date. The weekly liquidated damages associated with a late filing or a late declaration of effectiveness shall increase by an amount equal to $.10 per 1,000 shares of the issued and outstanding Registrable Securities 90 days after a Demand Registration Filing Date or Demand Registration Effective Date, as the case may be. Thereafter, the weekly liquidated damages associated with a late filing or a late declaration of effectiveness shall further increase by an amount equal to $.10 per 1,000 shares of the issued and outstanding Registrable Securities at the close of each subsequent 90-day period during which the Demand Registration Statement has not been filed or declared effective, as the case may be. If a stop order is imposed or if for any other reason the effectiveness of a Demand Registration Statement is suspended during the applicable Demand Registration Effective Period, then the Company shall pay liquidated damages to each Holder of issued and outstanding Registrable Securities in an amount equal to $.10 per 1,000 shares of such Holder's issued and outstanding Registrable Securities per week beginning on the date of such stop order or other suspension of effectiveness. The weekly liquidated damages associated with a suspension of the effectiveness of the Demand Registration Statement shall increase by an amount equal to $.10 per 1,000 shares of the issued and outstanding Registrable Securities 90 days after the stop order was imposed or the effectiveness of the applicable Demand Registration Statement was otherwise suspended. Thereafter, the weekly liquidated damages associated a suspension of the effectiveness of a Demand Registration Statement shall further increase by an amount equal to $.10 per 1,000 shares of the issued and outstanding Registrable Securities at the close of each subsequent 90-day period during which the stop order remains in effect or the effectiveness of the applicable Demand Registration Statement remains suspended, as the case may be. For purposes of the three preceding sentences, Holders will not be entitled to receive liquidated damages under this Agreement during a Suspension Period (as hereinafter defined) except to the extent permitted by Section 5 of this Agreement. The Registrable Securities with respect to which liquidated damages shall accrue and be payable in accordance with this Section 3(b) shall be those Registrable Securities held by the Holders which are included or requested to be included by a Holder in the applicable Demand Registration Statement. Liquidated damages shall be deemed to commence accruing on the day on which the event triggering such liquidated damages occurs.

      The liquidated damages to be paid to Holders pursuant to this Section 3(b) shall cease to accrue (i) with respect to the liquidated damages for failure to file on or prior to a Demand Registration Filing Date, on the day after the applicable Demand Registration Statement is filed, (ii) with respect to the liquidated damages for failure to have a Demand Registration Statement declared effective on or prior to the applicable Demand Registration Effective Date, on the day after such Demand Registration Statement is declared effective, or (iii) with respect to the liquidated damages for the suspension of effectiveness, on the day after the reinstatement of effectiveness of the applicable Demand Registration Statement.

      Notwithstanding the foregoing, if the sole reason why (i) the Company has not filed a Demand Registration Statement on or before the applicable Demand Registration Filing Date and/or (ii) a Demand Registration Statement has not become effective on or before the applicable Demand Registration Effective Date, is because the Holders did not provide the Company with information which is required to be disclosed in such Demand Registration Statement and which the Company requested the Holder to so provide in writing at least 15 days prior to the applicable Demand Registration Filing Date and/or Demand Registration Effective Date, as the case may be, the Company's obligation to pay liquidated damages with respect thereto will not begin to accrue until twenty business days after such information has been provided.

      The Company shall pay the liquidated damages due with respect to any Registrable Securities at the end of each month during which such damages accrue. Liquidated damages shall be paid to the Holders of Registrable Securities entitled to receive such liquidated damages by wire transfer in immediately available funds to the accounts designated by such Holders.

      The parties hereto agree that the liquidated damages provided for in this
Section 3(b) constitute a reasonable estimate of the damages that will be suffered by Holders of Registrable Securities by reason of the failure of a Demand Registration Statement to be filed, to be declared effective and/or to remain effective, as the case may be, in accordance with this Agreement. The right of the Holders to be paid the liquidated damages provided for in this
Section 3(b) shall be the sole remedy of the Holders with respect to (i) the filing of a Demand Registration Statement after the applicable Demand Registration Filing Date, (ii) a Demand Registration Statement becoming effective after the applicable Demand Registration Effective Date, (iii) the imposition of a stop order or other event suspending the effectiveness of a Demand Registration Statement during the applicable Demand Registration Effective Period, (iv) a Suspension Period exceeding 90 days, and
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(v) the giving of more than one Suspension Notice during any twelve consecutive months, and none of the foregoing shall be deemed a default under any Loan Document as such term is defined in the Amended and Restated Credit Agreement.

                  Effective Registration. The Company's obligations with respect to a Demand Registration Statement will not be deemed to have been satisfied unless the applicable Demand Registration Statement has been declared effective by the Commission and the Company has complied in all material respects with its obligations under this Agreement with respect thereto; provided, however, that if after it has been declared effective, the offering of Registrable Shares pursuant to a Demand Registration Statement is interfered with by any stop order, injunction or other order or requirement of the Commission or any other governmental agency or court, such Demand Registration Statement will be deemed not to have become effective during the period of such interference (and liquidated damages shall accrue and be payable under Section 3(b) from and after the issuance of any stop order, injunction, or other order or requirement of the Commission or any governmental agency or Court) until the offering of Registrable Shares pursuant to such Demand Registration Statement may legally resume. If a registration requested pursuant to this Section 3 is deemed not to have been effected, then the Company shall continue to be obligated to effect a registration pursuant to this Section 3.

                  Selection of Underwriter. If the Holders so elect, the offering of Registrable Shares pursuant to a Demand Registration Statement shall be in the form of an underwritten offering. If they so elect, the Holders participating in such Demand Registration Statement shall select one or more nationally recognized firms of investment bankers reasonably acceptable to the Company to act as the book-running managing underwriter or underwriters in connection with such offering and shall select any additional investment bankers and managers reasonably acceptable to the Company to be used in connection with the offering.

            (e) Piggy-Back Registration.

            (f) Request for Registration. Each time the Company proposes to file a registration statement under the Securities Act with respect to an offering by the Company for its own account or for the account of any of its securityholders of any class of equity security (other than (i) a registration statement on Form S-4 or S-8 (or any substitute form that is adopted by the Commission) or (ii) a registration statement filed in connection with an exchange offer or offering of securities solely to the Company's existing securityholders), then the Company shall give written notice of such proposed filing to the Holders of Registrable Shares as soon as practicable (but in no event less than 30 days before the anticipated filing date), and such notice shall offer such Holders the opportunity to register such number of shares of Registrable Shares as each such Holder may request (which request shall specify the Registrable Shares intended to be disposed of by such Holder and the intended method of distribution thereof) (a "Piggy-Back Registration"). The Company shall use its best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Registrable Shares requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar securities of the Company or any other securityholder included therein and to permit the sale or other disposition of such Registrable Shares in accordance with the intended method of distribution thereof. Any Holder shall have the right to withdraw its request for inclusion of its Registrable Shares in any registration statement pursuant to this Section 4 by giving written notice to the Company of such withdrawal. The Company may withdraw a Piggy-Back Registration at any time prior to the time it becomes effective, provided that the Company shall give immediate notice of such withdrawal to the Holders of Registrable Shares requested to be included in such Piggy-Back Registration and shall reimburse such Holders for all reasonable out-of-pocket expenses (including counsel fees and expenses) incurred prior to such withdrawal.

            (g) Reduction of Offering. In connection with an underwritten offering where Piggy-Back Registration has been requested as provided in Section 4(a), the Company shall use its best efforts to cause all Registrable Shares requested to be included in such Piggy-Back Registration to be included as provided in Section 4(a). If the managing underwriter or underwriters of any such underwritten offering have informed, in writing, the Holders of the Registrable Shares requesting inclusion in such offering that it is their opinion that the total number of shares which the Company, Holders of Registrable Shares and any other Persons participating in such registration intend to include in such offering is such as to materially and adversely affect the success of such offering, then (i) the number of shares to be offered for the account of all Persons (other than the Holders) participating in such registration other than pursuant to demand registration rights shall be reduced or limited (to zero if necessary) pro rata in proportion to the respective number of shares requested to be registered by such Persons to the extent necessary to reduce the total number of shares requested to be included in such offering to the number of shares, if any, recommended by such managing underwriter or underwriters and (ii) if such managing underwriter or underwriters recommend a further reduction in the number of shares in the offering, then the number of shares to be offered for the account of the Holders shall be reduced or limited (to zero if necessary) pro rata in proportion to the respective number of shares requested to be registered by such Holders to the extent necessary to reduce the total number of shares requested to be included in such offering to the number of shares, if any, recommended by such managing underwriter or underwriters.

      No registration effected under this Section 4, and no failure to effect a registration under this Section 4 shall relieve the Company of its obligation to effect a registration upon the request of Holders pursuant to Sections 2 or 3. No failure to effect a registration under this Section 4 and to complete the sale of Registrable Shares in connection therewith shall relieve the Company of any other obligation under this Agreement, including without limitation, the Company's obligations under Sections 6 and 7.

      4. REGISTRATION PROCEDURES.

      In connection with the obligations of the Company to effect or cause the registration of any Registrable Shares pursuant to the terms and conditions of this Agreement, the Company shall use its best efforts to effect the registration and sale of such Registrable Shares in accordance with the intended method of distribution thereof as quickly as practicable, and in connection therewith:

            (a) The Company shall prepare and file with the Commission a Registration Statement on the appropriate form under the Securities Act, which form shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith, and use its best efforts to cause such Registration Statement to become effective and remain effective in accordance with the provisions of this Agreement; provided that, at least ten Business Days prior to filing a Registration Statement or Prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of the Registration Statement, the Company shall furnish to the Holders of the Registrable Shares covered by such Registration Statement, Holders' Counsel and the underwriters, if any, draft copies of all such documents proposed to be filed, which documents will be subject to the review of Holders' Counsel and the underwriters, if any, and the Company will not, unless required by law, file any Registration Statement or amendment thereto or any Prospectus or any supplement thereto to which Holders holding a majority in interest of the Registrable Shares covered by such Registration Statement or the underwriters with respect to such Shares, if any, shall object; provided, however, that any such objection to the filing of any Registration Statement or amendment thereto or any Prospectus or supplement thereto shall be made by written notice (the "Objection Notice") delivered to the Company no later than ten Business Days after the party or parties asserting such objection (the "Objecting Party") receives draft copies of the documents that the Company proposes to file. The Objection Notice shall set forth the objections and the specific areas in the draft documents where such objections arise. The Company shall have five Business Days after receipt of the Objection Notice to correct such deficiencies to the satisfaction of the Objecting Party, and will notify each Holder of any stop order issued or threatened by the Commission in connection therewith and shall use its best efforts to prevent the entry of such stop order or to remove it if entered at the earliest possible moment.

            (b) The Company shall promptly prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep such Registration Statement effective for as long as such registration is required to remain effective pursuant to the terms hereof; shall cause the Prospectus to be supplemented by any required Prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and shall comply with the provisions of the Securities Act applicable to it with respect to the disposition of all Registrable Shares covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders set forth in such Registration Statement or supplement to the Prospectus;

            (c) The Company shall promptly furnish to any Holder and the underwriters, if any, without charge, such number of conformed copies of such Registration Statement and any post-effective amendment thereto and such number of copies of the Prospectus (including each preliminary Prospectus) and any amendments or supplements thereto, any documents incorporated by reference therein and such other documents as such Holder or underwriter may request in order to facilitate the public sale or other disposition of the Registrable Shares being sold by such Holder.

            (d) The Company shall, on or prior to the date on which a Registration Statement is declared effective, (i) use its best efforts to register or qualify the Registrable Shares covered by such Registration Statement under the securities or "blue sky" laws of each of the fifty states of the United States; (ii) do any and all other acts and things which may be necessary or advisable to enable such Holder to consummate the disposition of such Registrable Shares owned by such Holder; (iii) use its best efforts to keep each such registration or qualification (or exemption therefrom) effective during the period in which the Registration Statement is required to be kept effective; and (iv) use its best efforts to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of such Registrable Shares; provided, however, that the Company shall not be required (x) to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 5(d) or (y) to file any general consent to service of process.
(d)
            (e) The Company shall use its best efforts to cause the Registrable Shares covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Holders to consummate the disposition of such Registrable Shares.

            (f) The Company shall promptly notify each Holder, Holders' Counsel and any underwriter and (if requested by any such Person) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or any state securities authority for amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or the initiation or threatening of any proceedings for that purpose, (iv) of the issuance by any state securities commission or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Shares under state securities or "blue sky" laws or the initiation of any proceedings for that purpose, (v) if, between the effective date of a Registration Statement and the closing of any sale of Registrable Shares covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects, and (vi) of the happening of any event which makes any statement made in a Registration Statement or related Prospectus untrue or which requires the making of any changes in such Registration Statement or Prospectus so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading; and, as promptly as practicable thereafter, prepare and file with the Commission and furnish a supplement or amendment to such Prospectus so that, as thereafter deliverable to the purchasers of such Registrable Shares, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (g) The Company shall make generally available to the Holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act as soon as practicable but in no event later than 90 days after the end of the 12-month period beginning with the first day of the Company's first fiscal quarter commencing after the effective date of a Registration Statement, which earnings statement shall cover said 12-month period, and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on forms 10-Q, 10-K and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act.

            (h) The Company shall promptly use its best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement, and if one is issued use its best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment.

                  The Company shall, if requested by the managing underwriter or underwriters, if any, Holders' Counsel, or any Holder promptly incorporate in a Prospectus supplement or post-effective amendment such information as such managing underwriter or underwriters requests, or Holders' Counsel requests, to be included therein, including, without limitation, with respect to the Registrable Shares being sold by such Holder to such underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and with respect to any other terms of an underwritten offering of the Registrable Shares to be sold in such offering, and promptly make all required filings of such Prospectus supplement or post-effective amendment.

            (j) The Company shall, as promptly as practicable after filing with the Commission of any document which is incorporated by reference into a Registration Statement (in the form in which it was incorporated), deliver a copy of each such document to each of the Holders and to Holders' Counsel.

(j) (v) The Company shall cooperate with the Holders and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law) representing securities sold under a Registration Statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or such Holders may request and keep available and make available to the Company's transfer agent prior to the effectiveness of such Registration Statement a supply of such certificates.

            (l) The Company shall enter into such customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as the Holders or the underwriters retained by the Holders participating in an underwritten public offering, if any, may request in order to expedite or facilitate the disposition of Registrable Shares (the Holders may, at their option, require that any or all of the representations, warranties and covenants of the Company to or for the benefit of any underwriters also be made to and for the benefit of the Holders).

            (m) The Company shall promptly make available to each Holder, any underwriter participating in any disposition pursuant to a Registration Statement, and any attorney, accountant or other agent or representative retained by any such Holder or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information requested by any such Inspector in connection with such Registration Statement.

            (n) The Company shall furnish to each Holder and to each underwriter, if any, a signed counterpart, addressed to such Holder or underwriter, of (i) an opinion or opinions of counsel to the Company and
      (ii) a comfort letter or comfort letters from the Company's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the Holders of Registrable Shares included in such offering or the managing underwriter therefor reasonably requests.

                  The Company shall use its best efforts to cause the Registrable Shares included in a Registration Statement to be (i) listed on each securities exchange, if any, on which similar securities issued by the Company are then listed or (ii) authorized to be quoted and/or listed, as applicable, on the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") or the National Market System of NASDAQ if the Registrable Shares so qualify.

            (p) The Company shall provide a CUSIP number for all Registrable Shares covered by a Registration Statement not later than the effective date of such Registration Statement.

            (q) The Company shall cooperate with each Holder and each underwriter participating in the disposition of Registrable Shares and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. ("NASD").

            (r) The Company shall, during the period when the Prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

            (s) The Company shall appoint a transfer agent and registrar for all Registrable Shares covered by a Registration Statement not later than the effective date of such Registration Statement.

            (t) In connection with an underwritten offering, the Company will participate, to the extent reasonably requested by the managing underwriter for the offering or the Holders, in customary efforts to sell the securities under the offering, including without limitation, participating in "road shows."

      In the case of a Shelf Registration Statement, each Holder, upon receipt of any notice (a "Suspension Notice") from the Company of the happening of any event of the kind described in Section 5(f)(vi), shall forthwith discontinue disposition of the Registrable Shares pursuant to the Shelf Registration Statement covering such Registrable Shares until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(f) or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Company, such Holder will, or will request the managing underwriter or underwriters, if any, to, deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Shares current at the time of receipt of such notice; provided, however, that the Company shall not give a Suspension Notice until after the Shelf Registration Statement has been declared effective and shall not give more than one Suspension Notice during any period of twelve consecutive months and in no event shall the period from the date on which any

Holder receives a Suspension Notice to the date on which any Holder receives either the Advice or copies of the supplemented or amended Prospectus contemplated by Section 5(f) (the "Suspension Period") exceed 90 days. In the event that the Company shall give any Suspension Notice, (i) the Company shall use its best efforts and take such actions as are reasonably necessary to render the Advice and end the Suspension Period as promptly as practicable and (ii) the time periods for which a Shelf Registration Statement is required to be kept effective pursuant to Section 2 hereof shall be extended by the number of days during the Suspension Period. If the Suspension Period exceeds 90 days, the Company shall pay liquidated damages to each Holder in the amount of $.10 per 1,000 shares per week of the issued and outstanding Registrable Securities included in the Shelf Registration Statement for each week during which the Suspension Period is in effect. The amount of such liquidated damages shall increase in an amount equal to $.10 per 1,000 shares per week of the issued and outstanding Registrable Securities 180 days after receipt of the Suspension Notice. The Company shall pay the liquidated damages due with respect to any issued and outstanding Registrable Securities at the end of each month during which such damages accrue. Liquidated damages shall be paid to the Holders of issued and outstanding Registrable Securities entitled to receive such liquidated damages by wire transfer in immediately available funds to the accounts designated by such Holders.

      If any Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Company, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance reasonably satisfactory to such Holder, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company or (ii) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any similar Federal or state "blue sky" statute and the rules and regulations thereunder then in force, the deletion of the reference to such Holder.

      5. INFORMATION BY HOLDER. Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 5, and shall promptly notify the Company of any change in such information necessary to update such information.

      6. REGISTRATION EXPENSES. Any and all expenses incident to the Company's performance of or compliance with this Agreement, including without limitation, all Commission and securities exchange, NASDAQ or NASD registration and filing fees, all fees and expenses incurred in connection with compliance with state securities or "blue sky" laws (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with "blue sky" qualifications of the Registrable Shares), printing expenses, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of the Company's officers and employees performing legal or accounting duties), all expenses for word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, the fees and expenses incurred in connection with the listing of the Registrable Shares, the fees and disbursements of counsel for the Company and of the independent certified public accountants of the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letter requested pursuant to Section 5(n), Securities Act liability insurance (if the Company elects to obtain such insurance), the reasonable fees and expenses of any special experts or other Persons retained by the Company in connection with any registration, but shall not include fees and disbursements of counsel for the Holders, underwriting discounts, selling commissions and stock transfer taxes applicable to the sales of Registrable Securities (all such expenses being herein called "Registration Expenses"), will be borne by the Company whether or not the Shelf Registration Statement or Piggy-Back Registration to which such expenses relate becomes effective.

      7. INDEMNIFICATION AND CONTRIBUTION.

            (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each Holder, its partners, officers, directors, trustees, beneficiaries, stockholders, employees, agents and investment advisers, and each Person who controls such Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, or is under common control with, or is controlled by, such Holder, together with the partners, officers, directors, trustees, beneficiaries, stockholders, employees, agents and investment advisors of such controlling Person (collectively, the "Controlling Persons"), from and against all losses, claims, damages, liabilities and expenses (including without limitation any legal or other fees and expenses incurred by any Holder or any such Controlling Person in connection with defending or investigating any action or claim in respect thereof) (collectively, the "Damages") to which such Holder, its partners, officers, directors, trustees, stockholders, employees, agents and investment advisers, and any such Controlling Person may become subject under the Securities Act or otherwise, insofar as such Damages (or proceedings in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Registrable Shares were registered under the Securities Act, including all documents incorporated therein by reference, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, or caused by any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, except insofar as such Damages arise out of or are based upon any such untrue statement or omission based upon information relating to such Holder furnished in writing to the Company by such Holder expressly for use therein; provided, however, that the Company shall not be liable to any Holder under this Section 7(a) to the extent that any such Damages were caused by the fact that such Holder sold Shares to a Person as to whom it shall be established that there was not sent or given, or deemed sent or given pursuant to Rule 153 under the Securities Act, at or prior to the written confirmation of such sale, a copy of the Prospectus as then amended or supplemented if, and only if, (i) the Company has previously furnished copies of such amended or supplemented Prospectus to such Holder and
(ii) such Damages were caused by any untrue statement or omission or alleged untrue statement or omission contained in the Prospectus so delivered which was corrected in such amended or supplemented Prospectus. In connection with an underwritten offering, the Company will indemnify the underwriters thereof, their officers and directors and each Person who controls such underwriters (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders of Registrable

Shares except with respect to information provided by the underwriter specifically for inclusion therein.

            (b) Indemnification by the Holders. Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, officers and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Holder, but only with reference to information relating to such Holder furnished to the Company in writing by such Holder expressly for use in any Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto); provided, however, that such Holder shall not be obligated to provide such indemnity to the extent that such Damages result from the failure of the Company to promptly amend or take action to correct or supplement any such Registration Statement or Prospectus on the basis of corrected or supplemental information provided in writing by such Holder to the Company expressly for such purpose. In no event shall the liability of any Holder of Registrable Shares hereunder be greater in amount than the amount of the proceeds received by such Holder upon the sale of the Registrable Shares giving rise to such indemnification obligation.

            (c) Indemnification Procedures. In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such Person (the "indemnified party") shall promptly notify the Person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceedings and shall pay the fees and disbursements of such counsel relating to such proceeding. The failure of an indemnified party to notify an indemnifying party with respect to a particular proceeding shall not relieve the indemnifying party from any obligation or liability (i) which it may have pursuant to this Agreement if the indemnifying party is not substantially prejudiced by the failure to notify or (ii) which it may have otherwise than pursuant to this Agreement. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (A) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or
(B) the indemnifying party fails promptly to assume the defense of such proceeding or fails to employ counsel reasonably satisfactory to such indemnified party or parties or (C) (I) the named parties to any such proceeding (including any impleaded parties) include both such indemnified party or parties and any indemnifying party or an Affiliate of such indemnified party or parties or of any indemnifying party, (II) there may be one or more defenses available to such indemnified party or parties or such Affiliate of such indemnified party or parties that are different from or additional to those available to any indemnifying party or such Affiliate of any indemnifying party and (III) such indemnified party or parties shall have been advised by such counsel that there may exist a conflict of interest between or among such indemnified party or parties or such Affiliate of such indemnified party or parties and any indemnifying party or such Affiliate of any indemnifying party, in which case, if such indemnified party or parties notifies the indemnifying party or parties in writing that it elects to employ separate counsel of its choice at the expense of the indemnifying parties, the indemnifying parties shall not have the right to assume the defense thereof and such counsel shall be at the expense of the indemnifying parties, it being understood, however, that unless there exists a conflict among indemnified parties, the indemnifying parties shall not, in connection with any one such proceeding or separate but substantially similar or related proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such indemnified party or parties. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party or parties from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which such indemnified party is a party, and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

            (d) Contribution. To the extent that the indemnification provided for in paragraph (a) or (b) of this Section 7 is unavailable to an indemnified party or insufficient in respect of any Damages, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such Damages (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Holders on the other hand from the offering of such Registrable Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Holders on the other hand in connection with the statements or omissions that resulted in such Damages, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Holders on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      Notwithstanding the provisions of this Section 7(d), no Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Shares of such Holder were offered to the public (less any underwriting discounts and commissions) exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue statement or omission. Each Holder's obligation to contribute pursuant to this Section 7(d) is several in the proportion that the proceeds of the offering received by such Holder bears to the total proceeds of the offering received by all the Holders and not joint.

      If indemnification is available under paragraph (a) or (b) of this Section 7, the indemnifying parties shall indemnify each indemnified party to the full extent provided in such paragraphs without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 7(d).

      The Company and each Holder agrees that it would not be just or equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the Damages referred to in this Section 7 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred (and not otherwise reimbursed) by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

      8. RULE 144. The Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available other information so long as necessary to permit sales under Rule 144 under the Securities Act), and it will take such further action as any Holder may request, all to the extent required from time to time to enable such Holder to sell Registrable Shares without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

      9. RULE 144A. The Company covenants that it will file all reports required to be filed by it under the Securities Act and the Exchange Act, and the rules and regulations adopted by the Commission thereunder (or if the Company is not required to file such reports, it will, upon the request of any Holder, make available other information so long as necessary to permit sales of the Registrable Shares pursuant to Rule 144A under the Securities Act), all to the extent as may be required from time to time to enable such Holder to sell Registrable Shares without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144A, as such rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission.

      10. RESTRICTIONS ON SALE BY THE COMPANY AND OTHERS. The Company agrees and it shall use its best efforts to cause its Affiliates to agree (i) not to effect any public sale or distribution of any securities similar to those being registered in accordance with Sections 2 or 3 hereof, or any securities convertible into or exchangeable into or exchangeable or exercisable for such securities, during the 14 days prior to, and during the 180-day period beginning on, the effective date of any Registration Statement (except as part of such Registration Statement) if, and to the extent, requested by the managing underwriter or underwriters in the case of an underwritten public offering and
(ii) to use their best efforts to ensure that any agreement entered into after the date of this Agreement pursuant to which the Company issues or agrees to issue any privately placed securities (other than to officers or employees) shall contain a provision under which holders of such securities agree not to effect any sale or distribution of any such securities during the periods described in (i) above, in each case including a sale pursuant to Rule 144 or Rule 144A under the Securities Act (except as part of any such registration, if permitted); provided, however, that the provisions of this Section 10 shall not prevent the conversion or exchange of any securities pursuant to their terms into or for other securities.

      11. MISCELLANEOUS.

            (a) No Inconsistent Agreements. Except with respect to the Warrants, the Company has not entered into nor will the Company on or after the date of this Agreement enter into any material agreements which are inconsistent with the rights granted to the Holders of Registrable Shares in this Agreement or otherwise conflicts with the provisions hereof. In the event of any inconsistency or discrepancy between the provisions of this Agreement and the provisions of the Warrants, the terms of this Agreement shall control. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's other issued and outstanding securities under any material agreements.

            (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least 66-_% of the outstanding Registrable Shares affected by such amendment, modification, supplement, waiver or consent; provided, however, that, no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 5 hereof (other than any immaterial amendment, modification, supplement, waiver or consent) shall be effective as against any Holder of Registrable Shares unless consented to in writing by such Holder.

            (c) Notices. All notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by telecopier, registered or certified mail (return receipt requested), postage prepaid or by a nationally recognized overnight courier, postage prepaid, to the parties at their respective addresses set forth on the signature pages hereof (or at such other address for any party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof).

      All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; by confirmed receipt of transmission, if telecopied; and on the next Business Day if timely delivered to a courier guaranteeing overnight delivery.

            (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders. If any transferee of any Holder shall acquire Registrable Shares in any manner, whether by operation of law or otherwise, such Registrable Shares shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Shares such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such person shall be entitled to receive the benefits hereof.

            (e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            (f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            (g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to principles of conflicts of law.

            (h) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Holders shall be enforceable to the fullest extent permitted by law.

                  Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and is intended to be the complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

            (j) Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall, to the extent permitted by applicable law, be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

            (k) Further Assurances. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

            (l) Remedies. In the event of a breach or a threatened breach by any party to this Agreement of its obligations under this Agreement, any party injured or to be injured by such breach will be entitled to specific performance of its rights under this Agreement or to injunctive relief, in addition to being entitled to exercise all rights provided in this Agreement and granted by law. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that remedies at law for violations hereof (including monetary damages) are inadequate and that the right to object in any action for specific performance or injunctive relief hereunder on the basis that a remedy at law would be adequate is waived.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                CHECKERS DRIVE-IN
                                RESTAURANTS, INC.


                                By:
                                Name:
                                Title:


                                Notice Information:

                                Checkers Drive-In Restaurants, Inc.
                                600 Cleveland Street
                                Suite 800
                                Clearwater, Florida 34615
                                Facsimile:
                                Attention:

                                with a copy to:

                          REGISTRATION RIGHTS AGREEMENT
                              HOLDER SIGNATURE PAGE




                                CKE RESTAURANTS, INC.


                                By:
                                     Name:
                                     Title:

                                1200 North Harbor Boulevard
                                Anaheim, California 92801
                                Attention: Robert A. Wilson, Esq.
                                Telecopier number: (714) 520-4485
                                Confirmation number: (714) 774-5796


                                KCC DELAWARE


                                By:
                                     Name:
                                     Title:



                                Attention:
                                Telecopier No.:  (    )
                                Telephone No.:  (    )

                                FIDELITY NATIONAL FINANCIAL,
                                INC.


                                By:
                                     Name:
                                     Title:

                                17911 Von Karman Avenue, Suite 300
                                Irvine, California 92714
                                Telecopier number: (714) 622-4333
                                Confirmation number: (714) 622-4116

                                THE TRAVELER'S INDEMNITY
                                COMPANY


                                By:
                                     Name:
                                     Title:



                                Attention:
                                Telecopier No.:  (    )
                                Telephone No.:  (    )



                                WILLIAM P. FOLEY II



                                Attention:
                                Telecopier No.:  (    )
                                Telephone No.:  (    )



                                BURT SUGARMAN



                                Attention:
                                Telecopier No.:  (    )
                                Telephone No.:  (    )



                                CARL LEO KARCHER



                                Attention:
                                Telecopier No.:  (    )
                                Telephone No.:  (    )

                                FRANK P. WILLEY



                                Attention:
                                Telecopier No.:  (    )
                                Telephone No.:  (    )



                                STEPHEN MAHOOD



                                Attention:
                                Telecopier No.:  (    )
                                Telephone No.:  (    )


                                THE GALILEO FUND, L.P.

                                By: DDJ Galileo, LLC, its
                                    General Partner


                                    By:
                                        Name:
                                        Title:

                                141 Linden Street
                                Suite 4
                                Wellesley, MA 02181
                                Attention:  Robert L. Hockett
                                Telecopier number:  (617) 283-8555
                                Telephone number:  (617) 283-8518

                                FOOTHILL CAPITAL CORPORATION



                                By:
                                     Name:
                                     Title:

                                1111 Santa Monica Blvd.
                                Suite 1500
                                Los Angeles, CA 90025
                                Attention:  Dennis Ascher
                                Telecopier number:  (310) 479-0461
                                Telephone number:  (310) 996-7156


                                CANPARTNERS INVESTMENTS IV,
                                LLC



                                By:
                                     Name:
                                     Title:

                                c/o Canyon Partners
                                9665 Wilshire Boulevard
                                Suite 200
                                Beverly Hills, CA 90212
                                Attention: Scott Imbach
                                Telecopier number: (310) 247-2701
                                Telephone number: (310) 247-2700